INVERSE MID-CAP STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 88.1%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

7,469,038 $

7,469,038

Morgan Stanley, Inc.

issued 06/30/08 at 1.70% due

07/01/08

861,812

861,812

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

574,541

________

574,541

Total Repurchase Agreements

(Cost $8,905,391)

________

8,905,391

Total Investments 88.1%

(Cost $8,905,391)

$

_________

8,905,391

Other Assets in Excess of

Liabilities – 11.9%

$

_________

1,202,285

Net Assets – 100.0%

$

10,107,676

Unrealized

Contracts

Gain

Futures Contracts Sold Short

September 2008 S&P MidCap

400 Index Mini Futures

Contracts

(Aggregate Market Value of

Contracts $4,591,440)

56 $

 ________

252,004

Units

Equity Index Swap Agreement Sold Short

Credit Suisse Capital, LLC

August 2008 S&P MidCap

400 Index Swap, Terminating

08/18/08*

(Notional Market Value

$5,401,304)

6,595 $

_________

362,065

*

Total Return based on S&P MidCap 400 Index +/- financing at

a variable rate.

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